Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

August 11, 2025

www.encoreuranium.com

enCore Energy Reports Q2 2025 Financial Results, Highlighted by Increased Uranium Extraction Rates and Reduced Costs

August 11, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, today announced its financial and operational results for the six months ended June 30, 2025.

Highlights for three months ended June 30, 2025 include:

•	Three months ended June 30, 2025 net loss per share $(0.03) versus $(0.12) in same period 2024;

•	Sale (delivery) into contract of 60,000 pounds of uranium (“U3O8”) at a sales price of $61.07 and a weighted average cost of $42.23;

•	Three months ended June 30 U3O8 extraction of 203,798 pounds, an increase of 89,983 pounds or an increase of 79% from the first quarter of 2025;

•	Closing balance of 244,204 pounds of U3O8 in inventory at a cost of $39.63 per pound;

•	Closing cash and equivalent balance of $26.9 million with working capital of $30.2 million.

Highlights for six months ended June 30, 2025 Include:

•	Weighted average cost of U3O8 sold of $59.42 per pound versus $100.71 per pound in same period 2024;

•	Delivery of 350,000 pounds of U3O8 into sales contracts at an average price of $62.58 per pound;

•	In addition to sales of 350,000 pounds, 72,972 pounds of U3O8 were transferred to Boss Energy Ltd, the 30% joint venture partner at the Alta Mesa Project;

•	No U3O8 has been, nor is forecasted to be, purchased in 2025.

Operational Updates:

•

Improvements in operational efficiency at Alta Mesa In-Situ Recovery (“ISR”) Uranium CPP and Wellfield (“Alta Mesa”) continued through the second quarter with monthly increases in U3O8 extraction during the second quarter. Daily production averaged 2,678 pounds per day in June 2025, 2,103 pounds per day in May 2025 and 1,942 pounds per day in April 2025;

•

Wellfield development at the Alta Mesa Project’s Wellfield 7 continued to expand throughout the second quarter with the addition of 75 wells: 35 extraction wells and 40 injection wells. This is part of the ongoing ramp up strategy to advance wellfield expansion every 4 to 5 weeks. Wellfield development has been ongoing at an accelerated rate with a total of 24 drill rigs in operation across the South Texas operations at the end of the quarter. The Company anticipates increasing the number of drill rigs operating to 30 in the third quarter of 2025;

•

Important permitting progress during the second quarter was highlighted by the inclusion of the Upper Spring Creek ISR Uranium Project in the existing Radioactive Materials License (“RML”) from the Texas Commission on Environmental Quality (“TCEQ”). This license allows the Company to handle radioactive materials, which includes the final product, U3O8. The current RML includes the Rosita ISR Uranium Project, which has now been extended to cover the Upper Spring Creek Project’s Brown Area. The RML allows the construction of wellfields and a Satellite Ion Exchange (“IX”) Plant which will provide feed for the Rosita ISR Uranium Central Processing Plant. Construction activities commenced during the quarter.

Total Costs of U3O8 Sold in Q2-2025

	Pounds U3O8	Cost in ‘000	Cost/pound
Total Cost of all Pounds	350,000	$20,796	$59.42
[1]Purchased (2024)	225,000	$15,430	$68.58
Extracted total cost	125,000	$5,365	$42.92
Extracted	[2]cash cost	$3,607	$28.86
	[3]non-cash cost	$1,758	$14.06

[1]	-lower of actual cost or market price as of end Q2-2025
[2]	-cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations
[3]	-non-cash costs of extracted pounds related to cost of goods sold is an insight into additional expenses that impact overall costs and include depletion and certain sales related fees

Inventory Remaining on Hand (end Q2-2025)
	Pounds U3O8	Cost in ‘000	Cost/pound
Total Cost of Inventory	244,204	$9,678	$39.63
[1]Purchased (2024)	20,000	$1,188	$59.42
Extracted total cost	224,204	$8,490	$37.87
Extracted	[2]cash cost	$6,098	$27.20
	[3]non-cash cost	$2,392	$10.67

[1]	-lower of actual cost or market price as of end Q2-2025
[2]	-cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations
[3]	-non-cash costs of extracted pounds related to cost of goods sold is an insight into additional expenses that impact overall costs and include depletion

About the Alta Mesa ISR Uranium CPP and Wellfield (“Alta Mesa Uranium Project”)

The Alta Mesa Uranium Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million pounds uranium per year with additional drying capacity of 0.5 million pounds. The Alta Mesa Uranium Project operates under a 70/30 joint venture with Boss Energy Limited which is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million pounds of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Uranium Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue, with extraction to steadily increase from the wellfield as expansion continues through 2025 and beyond.

About the Upper Spring Creek ISR Uranium Project

The 100% Company-owned Project is a planned Satellite ion exchange (“IX”) Plant operation for the Rosita CPP. The Project consists of several future potential production units within the historic Clay West uranium district. The Project was previously held by Signal Equities LLC, who previously licensed and permitted the property as an ISR uranium project, maintaining the aquifer exemption and ceased work following continued low uranium spot prices. In December 2020, the Company acquired the Upper Spring Creek Project. The uranium mineralized sands that are associated with the project area lie within the Oakville Formation. These historic uranium producing sands stretch across an area of approximately 120 miles long by approximately 20 miles wide in South Texas. The uranium mineralized ore body at the Upper Spring Creek Project occurs at depths typically between 300 and 450 feet from the surface.

Rosita ISR Uranium Central Processing Plant

The Rosita CPP can receive uranium-loaded resin from remote project areas across the South Texas region through a network of Satellite IX Plants. These Satellite IX Plants, located near wellfields, are a key component of the ISR uranium extraction process. A lixiviant, consisting of groundwater mixed with oxygen and sodium bicarbonate, is injected into the wellfield using ISR technology, where it dissolves uranium from the underground sandstone. The uranium-bearing solution is then pumped to the surface and directed through the IX columns at the nearby Satellite IX Plant, where uranium is absorbed onto resin beads. The uranium-loaded resin is then transported to the Rosita CPP, where the uranium is removed from the resin and processed into yellowcake. Once processed, the resin is recycled and trucked back to the Satellite IX Plants for reuse. These modular, efficient, and relocatable IX Plants allow for cost-effective operation across multiple sites without the need to construct full processing facilities at each location, and they can be relocated once a wellfield is depleted.

Investor Information

enCore’s interim financial statements, including the accompanying Management’s Discussion and Analysis, are available in the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC. The report can be accessed at www.sec.gov and on enCore’s investor relations page at www.encoreuranium.com. The Company is filing its second quarter Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) today, which includes the Company’s consolidated financial statements, for the six months ended, June 30, 2025 and the related notes and financial results.

Technical Disclosure and Qualified Person

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Chief Geologist, and a Qualified Person under Canadian National Instrument 43-101 and S-K 1300, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple central processing plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

enCore operates the 100% owned and operated Rosita CPP in South Texas and the 70/30 joint venture with Boss Energy Ltd. with enCore remaining the project manager.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “expects”, “plans”, “believes”, “intends”, “continue”, “potential”, “remains”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our development plans, including increases in operational drilling rigs and ongoing ramp up strategies, forecasts relating to uranium purchases, our future extraction plans and expectations and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, annual information from and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are total cost of extracted pounds, uranium cost per extracted pound, total cost of extracted inventory and uranium cost per extracted pound in inventory. Total cost of extracted pounds is the cost of sales less the cost of sales of purchased goods, which includes the aggregate purchase price of uranium sourced from purchased uranium. Uranium cost per extracted pound is the total cost of extracted pounds divided by the pounds of uranium extracted during the period. Total cost of extracted inventory is inventory less purchased uranium inventories. Uranium cost per pound of extracted inventory is the total cost of extracted inventory divided by pounds of extracted inventory. We consider the total cost of extracted pounds, uranium cost per extracted pound total cost of extracted inventory and uranium cost per pound of extracted inventory, including allocations of cash and non-cash costs, in evaluating the efficiency and cost-effectiveness of the Company’s extraction operations and overall cost structure. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for reported results under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies.